UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2006
Date of Report (Date of earliest event reported)

NORPAC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27147	95-4705831
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 311, 698 Seymour Street
Vancouver, BC	V6B 3K6
(Address of principal executive offices)	(Zip Code)

(604) 662-3406
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	Entry Into A Material Definitive Agreement.

Agreement and Plan of Merger

Effective November 7, 2006, Norpac Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nextdigital Corp. (“Nextdigital”), a Nevada corporation, and the Company’s wholly-owned subsidiary, Nextdigital Acquisition Corp. for a merger with Nextdigital. Under the terms of the Merger Agreement, the Company’s wholly-owned subsidiary, Nextdigital Acquisition Corp. (the “Subsidiary”), will merge with Nextdigital and immediately thereafter the Company will merge with the Subsidiary and change its name to Nextdigital Corporation.

Under the terms of the Merger Agreement, the Company will issue one share of the Company’s common stock in exchange for each outstanding share of common stock of Nextdigital. Nextdigital presently has 21,421,600 shares of common stock outstanding.

Closing of the Merger is subject to a number of conditions, including:

a)	Delivery of required financial statements by Nextdigital;

b)	Approval by the shareholders of the Company and Nextdigital.

Unless waived, failure to meet these conditions would prevent closing of the Merger.

About Nextdigital:

Nextdigital Corp., a privately held Nevada corporation, was founded in June 2005 to pursue business opportunities in the smart card systems integration field to act as a total systems solutions provider to the international marketplace by integrating leading-edge smart card hardware and software applications into full-function value-add client solutions.

Nextdigital’s business model consists of bundling of smart card industry specific components into end-user products that match diverse client requirements. Components will be outsourced from third party suppliers or developed by Nextdigital depending on what is optimal. Most of the software development and client implementation/servicing will be done by Nextdigital.

Nextdigital has developed a unique Membership Card platform utilizing smart card technology which it intends to initially rollout in Panama during the first quarter of 2007.

Loan Agreement with Nextdigital

On November 7, 2006, the Company loaned $100,000 to Nextdigital. The loan to Nextdigital is for a term of two years, maturing on November 7, 2008, and accrues interest at the rate of 8% per annum. The loan is unsecured.

Copies of the Merger Agreement, Loan Agreement and the press release announcing the Company’s entry into the Merger Agreement have been attached as exhibits to this Current Report on Form 8-K.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure.

Effective November 2, 2006, the Company’s board of directors approved a private placement offering of up to 2,000,000 shares of the Company’s common stock at a price of $0.25 per share. The offering will be made on a best efforts private placement basis in reliance of exemptions from applicable securities laws. The proceeds of this offering will be loaned to Nextdigital to fund its operations. There is no assurance that this offering or any part of it will be completed.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements And Exhibits

(c)	Exhibits

	10.1	Agreement and Plan of Merger dated November 7, 2006 among Norpac Technologies, Inc., Nextdigital Corp. and Nextdigital Acquisition Corp.

	10.2	Loan Agreement dated November 7, 2006 between Norpac Technologies, Inc. and Nextdigital Corp.

	10.3	Promissory Note executed by Nextdigital Corp in favor of Norpac Technologies, Inc.

	99.1	Press Release dated November 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORPAC TECHNOLOGIES, INC.

Date: November 10, 2006	By:	/s/ John P. Thornton

JOHN P. THORNTON
Chief Executive Officer, Chief Financial Officer
President, Secretary and Treasurer